UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2005

eBay Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2145 Hamilton Avenue, San Jose, California		95125
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 376-7400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 27, 2005, eBay Inc. announced that William Clay Ford, Jr. had been elected as a new member of eBay's Board of Directors. A copy of eBay's press release announcing Mr. Ford's election is attached as an exhibit to this filing.

Mr. Ford fills a vacancy created by an increase in the size of the Board of Directors from ten to eleven. eBay's Certificate of Incorporation and Bylaws provide for its Board of Directors to be divided into three classes, with each class having a three-year term. Mr. Ford will be a member of the second class of directors, with a term of office expiring at eBay's annual meeting of stockholders in 2006. Mr. Ford will also join the Compensation Committee of eBay's Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.

July 27, 2005	By:	Brian H. Levey

Name: Brian H. Levey
Title: Associate General Counsel and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.01	Press Release dated July 27, 2005, announcing that William Clay Ford, Jr. had been elected as a member of the Board of Directors of eBay Inc.